                                                                   Exhibit 10.72

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 19 HEREOF TO ALL SENIOR DEBT (AS DEFINED HEREIN) AT ANY TIME OWED BY THE MAKER OF THIS NOTE AND THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SECTION 19.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

THE ISSUE PRICE OF THIS NOTE IS $1,743,028.22. THE AMOUNT OF OID ON THIS NOTE IS $256,971.78. THE ISSUE DATE OF THIS NOTE IS FEBRUARY 24, 2005. THE PER ANNUM YIELD TO MATURITY OF THIS NOTE IS 12.53756% COMPOUNDED SEMI-ANNUALLY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID LAWS.

                       SELECT MEDICAL HOLDINGS CORPORATION

                          10% Senior Subordinated Note
                              Due December 31, 2015

$2,000,000                                                     February 24, 2005
                                   amended and restated as of September 29, 2005

     Select Medical Holdings Corporation, a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to John M. Ortenzio or registered assigns (collectively, the "Holder"), the principal sum of TWO MILLION DOLLARS ($2,000,000) on December 31, 2015 (the "Maturity Date"), and to pay interest on the principal amount hereof as provided in Section 3 of this Note.

     1. Certain Definitions. As used in this Note, the following terms have the meanings specified below:

     "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in New York, New York.

     "Change of Control" means (a) a "Change of Control", as defined in the certificate of incorporation of the Issuer or any certificate of designations relating to any preferred stock of

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the Issuer or (b) a "Change in Control", as defined in any of the Senior Debt
Documents or under any other indebtedness of the Issuer or SMC.

     "Credit Agreement" means the Credit Agreement, dated as of February 24, 2005, among the Issuer, SMC, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., and any credit or similar agreement replacing or refinancing such Agreement, as any of the same may be amended, restated, extended or otherwise modified from time to time.

     "Designated Senior Debt" means either (a) the Senior Debt under the Credit Agreement or (b) if the Senior Debt under the Credit Agreement has been paid in full in cash, the Senior Debt in respect of the Senior Notes.

     "Designated Senior Debt Representative" means the Senior Debt Representative under the Designated Senior Debt.

     "Permitted Junior Securities" means (1) any equity interests or (2) unsecured debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt hereunder; provided, that, Permitted Junior Securities shall not include any securities distributed pursuant to a plan of reorganization if the Senior Debt is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided, further, that to the extent that any Senior Debt outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders representing a majority of the principal amount of any such Senior Debt not so paid in full in cash (or any Senior Debt Representative thereof) have consented to the terms of such plan of reorganization.

     "Required Holders" means, on any date of determination, the holders of a majority of the aggregate principal amount of the Notes then outstanding.

     "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of February 24, 2005, among the Issuer, the Initial Holder and the other purchasers listed therein.

     "Senior Debt" means (a) all principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed or allowable in any such proceedings), fees, charges, expenses, indemnification and reimbursement obligations and all other amounts payable under the Issuer's guarantee of the "Obligations" as defined in the Credit Agreement and (b) all principal, premium (if any) or interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed or allowable in any such proceedings) payable under the Senior Notes.

     "Senior Debt Representatives" means (a) JPMorgan Chase Bank, N.A., or any successor thereto, in its capacity as administrative agent for the lenders under the Credit

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Agreement and (b) U.S. Bank National Association, or any successor thereto, in its capacity as trustee for the holders of the Senior Notes under the Senior Notes Indenture.

     "Senior Debt Documents" means the Credit Agreement and the Senior Notes Indenture.

     "Senior Notes" shall mean the Issuer's Senior Floating Rate Notes due 2015, issued pursuant to the Senior Notes Indenture.

     "Senior Notes Indenture" shall mean the Indenture, dated as of September 29, 2005, between the Issuer and U.S. Bank National Association, as trustee, as the same may be amended, restated or otherwise modified from time to time.

     "Significant Subsidiary" means any subsidiary of the Issuer that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended.

     "SMC" means Select Medical Corporation, a Delaware corporation.

     2. The Notes. This Note is one of a duly authorized issue of Senior Subordinated Notes in the aggregate principal amount of $150,000,000 (collectively, the "Notes") issued by the Issuer pursuant to the Securities Purchase Agreement. All references hereunder to the "Notes" include this Note and each other Note issued pursuant to the Securities Purchase Agreement.

     3. Interest. (a) Subject to Section 3(b), interest will accrue on the unpaid principal amount of this Note at the rate of 10% per annum, payable semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2005 (each such payment date being referred to as an "Interest Payment Date"). The Issuer shall pay interest on overdue principal at the rate of 12% per annum and it shall pay interest on overdue installments of interest at the rate of 12% per annum to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     (b) If

          (1) the Issuer is prohibited by Section 19 of this Note from paying all or any portion of the accrued interest that is due and payable on any Interest Payment Date, or

          (2) the Required Holders agree in writing to defer all or a portion of the accrued interest that is due and payable on any Interest Payment Date,

then such amount of accrued interest shall be multiplied by 1.2 (such product being referred to as the "PIK Interest") and the PIK Interest shall be added to the principal amount of this Note on such Interest Payment Date (with the result that such interest shall have accrued at an effective rate of 12% instead of 10% through such Interest Payment Date).

     (c) On any Interest Payment Date on or after February 24, 2010, the Issuer shall pay an amount of accrued original issue discount on this Note as shall be necessary to ensure that this Note shall not be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended, or any successor provision. The amount of principal payable at maturity of this Note shall be reduced by the amount of any accrued original issue discount that is paid pursuant to this paragraph.

     4. Manner and Time of Payment. All payments of principal and cash interest on this Note shall be in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If any payment on this Note is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day. The Issuer will make all payments in respect of this Note by mailing a check to the registered address of the Holder; provided, however, that payments on this Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Issuer to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Issuer may accept in its discretion).

     5. Transfer, Etc. of Notes. (a) The Issuer shall keep at its principal office a register (the "Register") in which the Issuer shall provide for the registration of this Note and for the registration of each transfer and/or exchange of this Note.

     (b) In connection with any transfer of this Note, the Holder may, at its option, and either in person or by its duly authorized attorney, (1) provide written notice of such transfer to the Issuer (which transfer shall be recorded by the Issuer on the Register) which notice shall be accompanied by a copy of the written instrument of transfer, satisfactory in form to the Issuer and duly executed by the Holder, or (2) surrender this Note for exchange at the principal office of the Issuer and, without expense to the Holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a new Note or Notes each in such denomination or denominations as the Holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid aggregate principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person as may be designated by the Holder.

     (c) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Issuer and duly executed by the Holder or its attorney duly authorized in writing. Every Note so made and delivered in exchange for a Note so surrendered for exchange shall in all other respects be in the same form and have the same terms as such Note. No transfer or exchange of a Note shall be valid unless recorded in the Register as set forth in this
Section 5.

     6. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the Holder reasonably satisfactory to the Issuer, or, in the case of any such mutilation, upon surrender and cancellation of any Note, the Issuer will make and deliver, in lieu of such Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on such Note.

     7. Prepayments.

     (a) Optional Prepayment. The Issuer may prepay all or any part of the principal amount of the Notes, at any time and from time to time, without premium or penalty.

     (b) Mandatory Prepayment on Initial Public Offering. Except as otherwise agreed by the Required Holders, if the Issuer or any of its subsidiaries consummates a public offering of equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, (an "IPO"), the Issuer shall prepay the Notes, without penalty or premium, in an aggregate amount equal to the net proceeds of such public offering, less the portion of such net proceeds that is required to be applied to prepay the Senior Debt pursuant to the Senior Debt Documents.

     (c) Mandatory Prepayment on Change of Control. Except as otherwise agreed by the Required Holders, if a Change of Control occurs, the Issuer shall prepay in full the outstanding principal amount of the Notes, without penalty or premium. Prior to complying with this Section 7(c), but in any event within 90 days following a Change of Control, the Issuer will either repay all its outstanding Senior Debt or obtain the requisite consents, if any, under the Senior Debt Documents to permit the prepayment of the Notes.

     8. Notice of Prepayment and Other Notices. The Issuer shall give written notice of any prepayment of any of the Notes or any portion thereof pursuant to
Section 7 not less than five Business Days prior to the date fixed for such prepayment. The Issuer shall give such notice of prepayment and all other notices to be given to the Holder to the person in whose name this Note is registered at its address designated on the Register on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Issuer shall be irrevocably obligated to prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment, together with interest accrued thereon to the date fixed for such prepayment. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Issuer of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on any Interest Payment Date.

     9. Allocation of All Payments. In the case of a partial prepayment, purchase, redemption or retirement of less than all of the Notes then outstanding, such prepayment, purchase, redemption or retirement shall be made pro rata among all the Notes then outstanding by principal amount.

     10. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose, the Issuer shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein for overdue principal.

     11. Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the Holder, at its option, may require the Issuer to execute and deliver at the expense of the Issuer (except for taxes or governmental charges imposed in connection therewith), upon surrender of this Note, a new Note registered in the name of the Holder or such other persons as may be designated by the Holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Issuer for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

     12. Covenants. The Issuer covenants and agrees that, so long as any Note shall be outstanding:

     (a) Financial Reporting. The Issuer shall furnish to the Holder:

          (1) all of the documents, financial statements, notices and other information required to be provided to any Senior Debt Representative under, and at the times required by, the Senior Debt Documents (notwithstanding any termination of the Senior Debt Documents); and

          (2) such other information as the Required Holders reasonably request.

     (b) Maintenance of Office. The Issuer shall maintain an office or agency in such place in the United States of America as the Issuer may designate in writing to the Holder, where the Notes may be presented for registration of transfer and exchange as herein provided, where notices and demands to or upon the Issuer in respect of the Notes may be served and where the Notes shall be presented for payment. Until the Issuer otherwise notifies the Holder, said office shall be the office of the Issuer at 4718 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055.

     (c) Corporate Existence. The Issuer shall do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its subsidiaries; provided, however, that nothing in this paragraph (d) shall prevent the abandonment or termination of any rights or franchises of the Issuer, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Issuer, in the best interests of the Issuer and is not disadvantageous in any material respect to the holders of the Notes.

     (d) Maintenance of Property. The Issuer and its subsidiaries will keep and maintain all property material to the conduct of their business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this paragraph (c) shall require (1) the making of any repair or renewal, (2) the continuance of the operation and maintenance of any property or
(3) the retention of any assets if such action (or inaction) is, in the good faith business judgment of the Issuer, in the best interests of the Issuer and is not disadvantageous in any material respect to the holders of the Notes.

     (e) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under
Section 15 of this Note shall occur, or if the Required Holders shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Issuer shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; provided, however, that if such event, in the good faith judgment of the Issuer, will be cured within ten days after the Issuer has knowledge of such event, no such notice need be given if such Event of Default shall be cured within such ten-day period.

     13. Merger or Consolidation. If (a) the Issuer merges or is consolidated with any person, (b) the Issuer is not the surviving corporation and (c) such transaction is not a Change of Control requiring mandatory prepayment of the Notes pursuant to Section 7(c), then the Issuer shall take such action as may be necessary, as a condition to consummating such transaction, to cause the surviving entity to assume all of the Issuer's obligations under the Notes, as if such entity had been the original issuer thereof, and such entity shall acknowledge in writing its obligation to fully and timely honor the Issuer's obligations under the Notes.

     14. Modification by Holders; Waiver. (a) Any provision of the Notes may be amended, modified or waived only with the written consent of the Required Holders and the Issuer; provided that no amendment, modification, waiver or consent shall, unless in writing and signed by the Holder, do any of the following: (1) reduce the principal amount of or interest rate on this Note or
(2) amend Section 9 or this Section 14. Any waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

     (b) Any amendment, modification or waiver effected in accordance with this
Section 14 shall apply equally to each holder of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Issuer, whether or not such Note shall have been marked to indicate such amendment, modification or waiver, but any Note issued thereafter shall bear a notation referring to any such amendment, modification or waiver. Promptly after obtaining the written consent of the holders of the Notes as herein provided, the Issuer shall transmit a copy of such amendment, modification or waiver to the holders of the Notes at the time outstanding.

     15. Events of Default. If any one or more of the following events (each, an "Event of Default") occurs and is continuing:


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     (a) default in the payment of the principal of this Note when and as the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

     (b) default in the payment of any interest or any other amount (other than an amount referred to in (a) above) due under this Note, when and as the same becomes due and payable, and such default continues for a period of three Business Days; or

     (c) default in the due observance or performance by the Issuer of any covenant, condition or agreement contained in Sections 12(c) or 13; or

     (d) default in the due observance or performance by the Issuer of any covenant, condition or agreement contained in this Note or the Securities Purchase Agreement (other than those specified in (a), (b) or (c) above) and such default continues unremedied for a period of 30 days after notice thereof from the Required Holders to the Issuer; or

     (e) any representation or warranty made or deemed made in or in connection with the Securities Purchase Agreement or the issuance of the Note, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to the Securities Purchase Agreement or this Note, proves to have been false in any material respect when so made, deemed made or furnished; or

     (f) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any Significant Subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Significant Subsidiary for any substantial part of any of their respective properties, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (g) the commencement by the Issuer or any Significant Subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Issuer or a Significant Subsidiary for any substantial part of their respective properties, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Issuer or any Significant Subsidiary generally to pay its debts as such debts become due; or

     (h) default occurs under the terms of any indebtedness of the Issuer or any Significant Subsidiary in an aggregate principal amount exceeding $25,000,000 and such default (1) consists of the failure to pay any amount of such indebtedness when due, whether by acceleration or otherwise or (2) results in the acceleration of the maturity of such indebtedness;


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     (i) one or more judgments for the payment of money in an aggregate amount
(in each case to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage in writing and has the ability to perform) in excess of $25,000,000 is rendered against the Issuer, any Significant Subsidiary, or any combination thereof and the same remains undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to levy upon assets or properties of the Issuer or any Significant Subsidiary to enforce any such judgment;

then, the Required Holders may, at their option, by notice to the Issuer, declare all the Notes to be forthwith due and payable, whereupon the principal of the Notes, together with accrued interest thereon, shall become forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Issuer; provided, however, that in any event described in paragraph (f) or (g) above, all the Notes, together with interest accrued thereon, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer.

     At any time after any declaration of acceleration as to this Note has been made as provided in this Section 15, the Required Holders may, by notice to the Issuer, rescind such declaration and its consequences, if (1) the Issuer has paid all overdue installments of interest on this Note and all principal that has become due otherwise than by such declaration of acceleration and (2) all other defaults and Events of Default under this Note (other than nonpayments of principal and interest that have become due solely by reason of acceleration) have been remedied or cured or have been waived pursuant to this paragraph; provided, however, that no such rescission will extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

     16. Suits for Enforcement. If an Event of Default specified in paragraph
(a) or (b) of Section 15 occurs and is continuing or the Notes become immediately due and payable in accordance with Section 15, the Holder may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Holder; provided, however, that the Holder may not pursue any remedy with respect to this Note other than (i) a suit for the enforcement of payment of the principal of, and premium, if any, or interest on, the Note on or after the applicable due date or
(ii) any other remedy authorized in writing by the Required Holders. In case of any default under this Note, the Issuer will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees.

     17. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.


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

     18. Remedies Not Waived. No course of dealing between the Issuer and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right of the Holder.

     19. Subordination. This Note is subordinated in right of payment to all Senior Debt to the extent and in the manner provided in this Section 19.

     (a) Liquidation, Dissolution, or Bankruptcy. Upon any payment or distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of the Issuer's creditors, or in any marshaling of the Issuer's assets and liabilities:

          (1) holders of Senior Debt will be entitled to receive payment in full in cash of all Senior Debt before the holders of the Notes are entitled directly or indirectly to receive any payment of principal of or interest on the Notes, except the holders of the Notes may receive and retain Permitted Junior Securities; and

          (2) until payment in full in cash of all Senior Debt, any payment to which the holders of the Notes would be entitled but for the foregoing clause (1) will be made to holders of Senior Debt as their interests may appear.

     (b) Senior Debt Default. The Issuer shall not pay principal of, or interest (other than PIK Interest) on, the Notes, and shall not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (1) any principal, premium or interest in respect of any Senior Debt is not paid when due after any applicable grace period or (2) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded or (B) such Senior Debt has been paid in full in cash; provided, however, that the Issuer may pay the Notes without regard to the foregoing if the Issuer receives written notice approving such payment from the Senior Debt Representatives. During the continuation of any default (other than a default described in clause (1) or (2) of the preceding sentence) with respect to the Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Issuer shall not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Issuer of written notice of such default from the Designated Senior Debt Representative specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter. The Payment Blockage Period will end earlier if the Payment Blockage Period is terminated (a) by written notice to the Issuer from the Designated Senior Debt Representative, (b) because such default is no longer continuing, or
(c) because the Designated Senior Debt has been repaid in full in cash. Unless the holders of the Designated Senior Debt or Designated Senior Debt Representative have accelerated the maturity of the Designated Senior Debt and not rescinded such acceleration, the Issuer may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Designated Senior Debt that have occurred during such period.

     (c) When Distribution Must Be Paid Over. If a distribution or payment is made to the holders of the Notes that is prohibited by paragraph (a) or (b) of this Section 19, the holders of the Notes who receive such distribution or payment shall hold it in trust for holders of the Senior Debt and pay it over to them as their interests may appear.

     (d) Subrogation. After all Senior Debt is paid in full in cash and until the Notes are paid in full in cash, the holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Section 19 to holders of Senior Debt that otherwise would have been made to the holders of the Notes is not, as between the Issuer and the holders of the Notes, a payment by the Issuer on such Senior Debt.

     (e) Subordination May Not Be Impaired. The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Section 19 or the obligations hereunder of the holders of the Notes to the holders of such Senior Debt, do any one or more of the following: (1) change the manner, place, terms or time of payment or extend the time of payment of, or renew or alter, such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (2) sell, exchange, impair, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (3) release any person liable in any manner for the collection or payment of such Senior Debt; and (4) exercise or refrain from exercising any rights against the Issuer or any other person.

     (f) Distribution or Notice to Senior Debt Representatives. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to the Senior Debt
Representatives.

     (g) Relative Rights; Right To Accelerate. Section 19 defines the relative rights of the holders of the Notes and holders of Senior Debt. Nothing in this Note shall (1) impair, as between the Issuer and the holders of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or (2) prevent any holder of the Notes from exercising its available remedies upon a an Event of Default, subject to the rights of holders of Senior Debt to receive distributions or payments otherwise payable to the holders of the Notes. The failure to make a payment pursuant to the Notes by reason of any provision in this Section 19 shall not be construed as preventing the occurrence of an Event of Default. If payment of the Notes is accelerated when any Senior Debt is outstanding, the Issuer may not pay the Notes until five Business Days after the Senior Debt Representatives receive notice of such acceleration and, thereafter, may pay the Notes only if this Note otherwise permits payment at that time.

     (h) Substantive Consolidation. The Holder acknowledges and agrees, solely in its, his or her capacity as such, and not as a director, officer or other agent or representative of the Issuer or any of its subsidiaries, that, in any proceeding under the U.S. Bankruptcy Code or any proceeding under any similar law, it will not request, join in or vote for any request for substantive consolidation of the Issuer with any one or more of its subsidiaries (other than in connection with a plan of reorganization that is approved by the requisite majorities of the creditors of the Issuer and its subsidiaries, excluding the Holders of the Notes in their capacity as such), and the Holder, by accepting this Note, waives any and all rights it may have to do so.

     (i) Reliance by Holders of Senior Debt; Reliance by Holders of Senior Subordinated Notes.

          (1) The Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

          (2) The Holder acknowledges and agrees that the foregoing Section 19(h) is, and is intended to be, an inducement and a consideration to each holder of SMC's 7-5/8% Senior Subordinated Notes due 2015 (the "SMC Notes"), to acquire and continue to hold, or to continue to hold, such SCM Notes and such holders of such SCM Notes shall be deemed conclusively to have relied on such Section in acquiring and continuing to hold, or in continuing to hold, such SMC Notes.

     20. Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission). Any such notice or communication shall be deemed to have been given (a) when delivered, if personally delivered, (b) one Business Day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (c) the day of sending, if sent by facsimile prior to 5:00 p.m. (New York time) on any Business Day or the next succeeding Business Day if sent by facsimile after 5:00 p.m. (New York time) on any Business Day or on any day other than a Business Day or (d) five Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

     if to the Issuer, to it at:

          4718 Old Gettysburg Road
          P.O. Box 2034
          Mechanicsburg, PA 17055
          Attention: Martin F. Jackson

          Facsimile: (717) 303-0824

     if to the Holder, to it at:

          WCAS Capital Partners IV, L.P.
          c/o Welsh, Carson, Anderson & Stowe
          320 Park Avenue, Suite 2500
          New York, New York 10022
          Attention: Sean M. Traynor
          Facsimile: (212) 893-9566

     21. Governing Law; Waiver of Right to Trial by Jury; Etc. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Issuer hereby waives any right to trial by jury in any legal proceeding related in any way to this Note and agrees that any such proceeding may, if the Holder so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York, and the Issuer hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Issuer further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency set forth in Section 20 for purposes of notices hereunder.

     22. Headings. The headings contained in this Note are inserted only as a matter of convenience and for reference only and in no way define, limit or describe the scope or intent of this Note.

                                    * * * * *

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                        SELECT MEDICAL HOLDINGS CORPORATION


                                        By: /s/ Michael E. Tarvin
                                            ------------------------------------
                                        Name: Michael E. Tarvin
                                              ----------------------------------
                                        Title: Senior Vice President, General
                                               Counsel and Secretary
                                               ---------------------------------